2nd

DWS GLOBAL/INTERNATIONAL FUND, INC.
ARTICLES SUPPLEMENTARY

DWS Global/International Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to and in accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation has increased the aggregate number of shares of capital stock that the Corporation has the authority to issue by four hundred million (400,000,000) shares, from one billion five hundred fifty nine million nine hundred thirty three thousand seven hundred ninety six (1,559,933,796) shares to one billion, nine hundred fifty nine million, nine hundred thirty three thousand seven hundred ninety six (1,959,933,796) shares.

SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and classified the four hundred million (400,000,000) shares of the capital stock of the Corporation resultant from the increase of authorized capital stock effected by these Articles Supplementary as a new series of shares of capital stock, such series being designated the "DWS RREEF Global Infrastructure Fund" series.

THIRD: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has further designated and classified the four hundred million (400,000,000) shares of the DWS RREEF Global Infrastructure Fund Series designated and classified pursuant to Article Second above into four Classes of shares, each Class consisting of one hundred million (100,000,000) shares, and such Classes being designated as Class A shares, Class C shares, Institutional Class shares and Class S shares, respectively

FOURTH: (a) Immediately before the increase effected by these Articles Supplementary, the Corporation had the authority to issue one billion five hundred fifty nine million nine hundred thirty three thousand seven hundred ninety six (1,559,933,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of fifteen million five hundred ninety nine thousand three hundred seventy seven dollars and ninety six cents ($15,599,377.96), which shares were designated and classified into the following Series, which Series were subdivided into the following Classes:

Series	Classes	Number of Shares
DWS Emerging Markets Fixed-Income Fund		420,000,000
	Class A shares	50,000,000
	Class B shares	50,000,000

	Class C shares	20,000,000
	Class S shares	100,000,000
	Class AARP shares	100,000,000
	Institutional Class shares	100,000,000
DWS Global Bond Fund		529,154,575
	Class A shares	50,000,000
	Class B shares	50,000,000
	Class C shares	20,000,000
	Class S shares	309,154,575
	Class AARP shares	100,000,000
DWS Global Thematic Fund		370,000,000
	Class A shares	50,000,000
	Class B shares	50,000,000
	Class C shares	20,000,000
	Class R shares	50,000,000
	Class S shares	100,000,000
	Class AARP shares	100,000,000
DWS Global Opportunities Fund		200,000,000
	Class A shares	40,000,000
	Class B shares	20,000,000
	Class C shares	10,000,000
	Class S shares or Scudder Shares	30,000,000
	Class AARP shares	100,000,000
Undesignated		40,839,221

(b) Immediately after the increase effected by these Articles Supplementary, the Corporation will have the authority to issue one billion, nine hundred fifty nine million, nine hundred thirty three thousand seven hundred ninety six (1,959,933,796) shares of capital stock, with a par value of $.01 per share, for an aggregate par value of nineteen million five hundred ninety nine thousand three hundred thirty seven dollars and ninety six cents ($19,599,337.96), which shares will be designated and classified into the following Series, which Series will be subdivided into the following Classes:

Series	Classes	Number of Shares
DWS Emerging Markets Fixed-Income Fund		420,000,000
	Class A shares	50,000,000
	Class B shares	50,000,000

	Class C shares	20,000,000
	Class S shares	100,000,000
	Class AARP shares	100,000,000
	Institutional Class shares	100,000,000
DWS Global Bond Fund		529,154,575
	Class A shares	50,000,000
	Class B shares	50,000,000
	Class C shares	20,000,000
	Class S shares	309,154,575
	Class AARP shares	100,000,000
DWS Global Thematic Fund		370,000,000
	Class A shares	50,000,000
	Class B shares	50,000,000
	Class C shares	20,000,000
	Class R shares	50,000,000
	Class S shares	100,000,000
	Class AARP shares	100,000,000
DWS Global Opportunities Fund		200,000,000
	Class A shares	40,000,000
	Class B shares	20,000,000
	Class C shares	10,000,000
	Class S shares or Scudder Shares	30,000,000
	Class AARP shares	100,000,000
DWS RREEF Global Infrastructure Fund		400,000,000
	Class A shares	100,000,000
	Class C shares	100,000,000
	Class S shares	100,000,000
	Institutional Class shares	100,000,000
Undesignated		40,839,221

FIFTH: A description of the DWS RREEF Global Infrastructure Fund, and of each class thereof, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, is as follows:

May 23 2008 12:44 P.09

(a) Except as provided in the Charter of the Corporation and except for the differences, as described below, associated with each of the Classes of the DWS RREEF Global Infrastructure Fund, the shares of the DWS RREEF Global Infrastructure Fund shall be identical in all respects with the shares of the Corporation's other Series, except that five (5) Series of shares, as opposed to four (4), now exist.

(b) Except as provided in the Charter of the Corporation, the Class A, Class C, Institutional Class, and Class S share Classes of the DWS RREEF Global Infrastructure Fund Series each shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the other Classes of the Corporation's other Series.

SIXTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation's capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

SEVENTH: The Board of Directors of the Corporation, acting at a meeting duly called and held on May 22, 2008, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, DWS Global/International Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 23rd day of May, 2008; and its Vice President acknowledges that these Articles Supplementary are the act of DWS Global/International Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:

Assistant Secretary

DWS GLOBAL/INTERNATIONAL FUND, INC.

Vice President